UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2009

WEST COAST BANCORP

(Exact name of registrant as specified in its charter)

Oregon	0-10997	93-0810577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5335 Meadows Road, Suite 201, Lake Oswego, Oregon		97035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 684-0884

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into Material Definitive Agreement

The Investments

On October 23, 2009, West Coast Bancorp (the “Company”) entered into investment agreements (the “Investment Agreements”) with over 20 separate investors (collectively, the “Investors”), pursuant to which the Investors invested an aggregate of $155 million in cash in the Company through direct purchases of newly issued convertible preferred stock and warrants (the “Investments”).    No Investor will own more than 9.9% of the Company’s voting securities (or securities that convert into voting securities in the hands of such Investor), as calculated under the applicable regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

As part of the Investments, the Company issued:

•                  an aggregate of 1,428,849 shares of Series A Mandatorily Convertible Cumulative Participating Preferred Stock, no par value, of the Company (the “Series A Preferred Stock”), which will automatically convert into an aggregate of 71,442,450 shares of common stock, no par value, of the Company (the “Common Stock”) at a per common share conversion price of $2.00 upon receipt of the Shareholder Approvals (as defined below), in each case subject to adjustment in accordance with the terms of the Series A Preferred Stock,

•                  an aggregate of 121,328 shares of Series B Mandatorily Convertible Cumulative Participating Preferred Stock, no par value, of the Company (the “Series B Preferred Stock”, together with the Series A Preferred Stock, the “Preferred Stock”), which will automatically convert into an aggregate of 6,066,400 shares of Common Stock at a per common share conversion price of $2.00 upon receipt of the Shareholder Approvals and the transfer of the Series B Preferred Stock to third parties in a widely dispersed offering, in each case subject to adjustment in accordance with the terms of the Series B Preferred Stock,

•                  warrants to purchase an aggregate of 240,000 shares of Series B Preferred Stock, no par value, of the Company at an exercise price of $100.00 per share (the “Class C Warrant”), mandatorily convertible into an aggregate of 12 million shares of Common Stock as described above, and

•                  warrants to purchase an aggregate of 117,972 shares of Series A Preferred Stock at an exercise price of $25.00 per share (a “Class B Warrant”), mandatorily convertible into an aggregate of 5.9 million shares of Common Stock as described above or warrants to purchase an aggregate of 122,028 shares of Series B Preferred Stock at an exercise price of $25.00 per share (the “Class D Warrant” and, together with the Class B Warrant and the Class C Warrant, the “Warrants,” and the Warrants together with the Preferred Stock, the “Securities”), mandatorily convertible into an aggregate of 6.1 million shares of Common Stock as described above.  These Class B Warrants and Class D Warrants are only exercisable if the Shareholder Approvals (defined below) have not been obtained before March 1, 2010, and they will expire automatically upon receipt of such approvals.

Pursuant to the Investment Agreements, the Company will seek the approval of its shareholders for (i) an amendment of the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to 250,000,000 and (ii) the issuance of shares of Common Stock in connection with the conversion of the Series A Preferred Stock and Series B Preferred Stock (including that received with respect to the exercise of the Warrants) into Common Stock, for purposes of NASDAQ Marketplace Rule 5635 (the “Shareholder Approvals”).  Neither the Federal Reserve Board nor any other banking regulator has approved the Series A Preferred Stock or Series B Preferred Stock or determined that they constitute Tier 1 capital or regulatory capital for West Coast Bancorp at the parent company level.

In connection with the Investments and subject to receipt of required regulatory approvals, two Investors will each be entitled to maintain a representative on the Company’s Board of Directors (the “Board”) for so long as such investors beneficially own at least 5% of the Company’s outstanding shares of Common Stock on an as-converted basis.  Two other investors will each be entitled to have an observer attend Board meetings.

Terms of the Preferred Stock

The rights, preferences and privileges of the Series A Preferred Stock and Series B Preferred Stock are set forth in the respective Articles of Amendment the Company filed with the Secretary of State of the State of Oregon.  Upon receipt of the Shareholder Approvals, each share of Series A Preferred Stock will automatically convert into 50 shares of Common Stock (subject to customary anti-dilution adjustments).  Each share of Series A Preferred Stock will initially bear a dividend that mirrors any dividend payable on the shares of Common Stock underlying such share of Series A Preferred Stock.  In the event that the Shareholder Approvals are not obtained before March 1, 2010, the dividends payable with respect to each share of Series A Preferred Stock outstanding at such time shall be cumulative and will accrue whether or not declared by the Company Board, and shall equal a 15% rate per annum.

Each share of the Series B Preferred Stock will automatically convert into 50 shares of Common Stock (subject in each case to customary anti-dilution adjustments) following both receipt of Shareholder Approvals and transfer to a third party in a widely dispersed offering, subject to regulatory restrictions on ownership levels.  Each share of Series B Preferred Stock will initially bear a dividend that mirrors any dividend payable on the shares of Common Stock underlying such share of Series B Preferred Stock.  In the event that the Shareholder Approvals are not obtained before March 1, 2010, the dividends payable with respect to each share of Series B Preferred Stock outstanding at such time shall be cumulative and will accrue whether or not declared by the Company Board, and shall equal a 15% rate per annum.  Following receipt of the Shareholder Approvals, the dividend rate paid on each share of Series B Preferred Stock will automatically revert to a dividend mirroring any dividend payable on the shares of Common Stock underlying such share of Series B Preferred Stock.

The Preferred Stock will not be redeemable by either the Company or by the holders.  Holders of the Preferred Stock will not receive any voting rights, including the right to elect any directors, other than customary limited voting rights with respect to matters significantly and adversely affecting the rights and privileges of the applicable series of Preferred Stock.

Terms of the Warrants

Class B Warrant.  The Class B Warrant becomes exercisable only if the Shareholder Approvals are not obtained before March 1, 2010.  To the extent exercisable, the Class B Warrant may be exercised for seven years for shares of Series A Preferred Stock, at a price per share of $25.00.  To the extent that receipt of Series A Preferred Stock would cause the holder to violate the regulatory restrictions on ownership levels, the holder may exercise the Class B Warrant for Series B Preferred Stock.  The Class B Warrants will expire and have no further effect upon the receipt of the Shareholder Approvals.

Class C Warrant.  The Class C Warrant will be exercisable for seven years to purchase shares of Series B Preferred Stock at an exercise price of $100.00 per share.

Class D Warrant.  The Class D Warrant becomes exercisable only if the Shareholder Approvals are not obtained before March 1, 2010.  To the extent exercisable, the Class D Warrant may be exercised for seven years for shares of Series B Preferred Stock, at a price per share of $25.00.  The Class D Warrants will expire and have no further effect upon the receipt of the Shareholder Approvals.

Each of the Warrants and the Preferred Stock includes customary anti-dilution provisions.  In addition, under the terms of the Investment Agreements, certain Investors have preemptive rights with respect to their Preferred Stock to maintain their relative ownership percentages in the Company through additional purchases in the event of subsequent issuances by the Company.

Additional Terms

The Investment Agreements provide the Investors with certain registration rights with respect to the Securities, and the Company has agreed to file a resale registration statement with respect to the Securities within 60 days of the closing of the Investments.

The foregoing description of the Investment Agreements, the Warrants and the terms contained in the articles of amendment of the Series A Preferred Stock and Series B Preferred Stock is a summary and does not purport to be a complete description of all of the terms of such agreements and warrants and articles of amendment, and is qualified in its entirety by reference to the Articles of Amendment for the Series A Preferred Stock, the Articles of Amendment for the Series B Preferred Stock, the Form of Class B Warrant, the Form of Class C Warrant, the Form of Class D Warrant and the Form of Investment Agreement, attached hereto as Exhibits 3.1, 3.2, 4.1, 4.2, 4.3 and 10.1 respectively.

FDIC and DFCS Order

West Coast Bank (the “Bank”), a wholly owned banking subsidiary of the Company, entered into a Stipulation and Consent agreeing to the issuance of an Order to Cease and Desist (the “Order”) with the FDIC and the Oregon Division of Finance and Corporate Securities (“DFCS”) effective October 22, 2009, addressing, among other items, management of asset quality and increased capital for the Bank.

Among other things, the Order requires the Bank to:

•                  No later than December 31, 2009 and during the life of the Order, maintain a Tier I capital to total assets leverage ratio of not less than 10 percent and a total risk-based capital ratio of not less than 12 percent;

•                  Within 30 days of the Order, eliminate from its books, by charge-off or collection, all assets classified “Loss”;

•                  Within 90 days of the Order, reduce assets classified “substandard” in relation to Tier I Capital plus the allowance for loan and lease losses to not more than 90 percent; within 180 days from the effective date of the Order, to not more than 70 percent; within 270 days from the effective date of the Order, to not more than 50 percent and to continue to reduce the volume of such assets after that date;

•                  Have and retain qualified management of the Bank, and within 90 days assess management and staffing needs, responsibilities, qualifications and compensation;

•                  Assure the on-going participation of the Bank’s Board of Directors in the affairs of the Bank;

•      Cease to extend additional credit to any borrower who has a loan or extension of credit with the Bank that is classified as “loss” or, without the approval of a majority of the Bank’s board or senior loan committee, “substandard” or “doubtful,” subject to certain exceptions;

•      Within 90 days of the Order, correct all “special mention” deficiencies;

•      Within 30 days of the Order, strengthen the effectiveness of the internal loan review function to ensure timely and adequate loan reviews and to correct identified loan review deficiencies;

•      Analyze, plan for and continue to reduce credit concentrations with respect to commercial real estate loans and acquisition, development and construction loans;

•      Within 90 days of the Order, correct credit data and collateral documentation exceptions;

•      Within 60 days of the order, develop and submit a written profit plan and a three-year strategic plan, including specific goals for the dollar volume of total loans, total investment securities and total deposits;

•      Within 30 days of the Order, eliminate and correct all violations of law, taking all necessary steps to ensure future compliance with all applicable laws and regulations, and strengthening its appraisal review processes;

•      Within 120 days of the Order, provide training in suspicious activity detection and reporting to all employees, officers, and directors, and shall do so thereafter every year;

•      Within 60 days of the Order, develop or revise, adopt and implement a written liquidity and funds management policy, including with respect to maintaining a minimum Primary Liquidity Ratio of 15 percent and a Net Non-Core Funding Dependency Ratio of 25 percent;

•      Conduct a risks analysis with respect to ceasing business activities with certain counterparties identified as having been involved in or suspected of fraudulent activities;

•      Not pay cash dividends without the prior written consent of the FDIC and DFCS;

•      Not solicit, accept, renew or roll over brokered deposits unless it has applied for and been granted a waiver of this prohibition by the FDIC; and

•      Within 30 days of the Order, and within 30 days of the end of each quarter thereafter, furnish written progress reports detailing the form and manner of any actions taken to secure compliance with the Order and the results thereof.

The description of the Stipulation and Consent and the Order is a summary and does not purport to be a complete description of all of the terms of such agreements, and is qualified in its entirety by reference to the Order and the Stipulation and Consent, attached hereto as Exhibits 10.2 and 10.3.

Tax Benefit Preservation Plan

The disclosure contained in Item 3.03 below under the heading “Tax Benefit Preservation Plan” is incorporated herein by reference.

Item 3.02.      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.  The Securities issued and sold in the transactions described in Item 1.01 were sold in private placements under Rule 4(2) of the Securities Act of 1933, as amended.  Sandler O’Neill + Partners, L.P. served as Placement Agent with respect to the transactions for compensation of $7.5 million, of which $5 million has been paid and the remaining $2.5 million will be paid upon receipt of the Shareholder Approvals.

Item 3.03.      Material Modification to Rights of Security Holders

Issuance of Preferred Stock

The Articles of Amendment of the Series A Preferred Stock and Series B Preferred Stock provide, among other things, for preferential rights of the Preferred Stock as to dividends and liquidation over those of the Company’s Common Stock.  For as long as the Preferred Stock remains outstanding and the Shareholder Approvals have not been received, subject to limited exceptions, the Company will be prohibited from paying dividends on any share of Common Stock or other junior securities and from redeeming, purchasing or acquiring any shares of Common Stock or other junior securities.

Tax Benefit Preservation Plan

On October 23, 2009, the Company’s Board adopted a Tax Benefit Preservation Plan (the “Plan”) with Wells Fargo Bank, National Association, as Rights Agent designed to preserve its tax assets.  The Board adopted the Plan in an effort to protect shareholder value by attempting to protect against a possible limitation on the Company’s ability to use net operating losses, tax credits and other tax assets (the “Tax Attributes”) under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service.

To the extent that the Tax Attributes do not otherwise become limited, the Company believes that it will be able to use a significant amount of the Tax Attributes to reduce its tax liability, and therefore these Tax Attributes could be a substantial asset to the Company.  If, however, the Company experiences an “ownership change,” as defined in Section 382 of the Code, the Company’s ability to use the Tax Attributes will be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of the Tax Attributes.  In general, an ownership change would occur if the Company’s “5-percent shareholders,” as defined under Section 382 of the Code, collectively increase their ownership in the Company by more than 50 percentage points over a rolling three-year period.  Five-percent shareholders do not generally include certain institutional holders, such as mutual fund companies, that hold Company stock on behalf of several individual mutual funds where no single fund owns 5 percent or more of Company stock.

Under the Plan, from and after the record date of November 2, 2009, each share of Common Stock will carry with it one preferred share purchase right (a “Right”), each share of the Company’s Series A Preferred Stock will carry with it 50 Rights (subject to adjustment) and each share of the Company’s Series B Preferred Stock will carry with it 50 Rights (subject to adjustment), until the Distribution Date (as such term is defined below) or earlier expiration of the Rights, as described below.  In general, the Rights will work to impose a significant penalty upon any person or group which becomes the “Beneficial Owner” (as such term is defined in the Tax Benefit Preservation Plan) of 4.9% or more of the Company’s outstanding Common Stock after October 23, 2009, without the approval of the Board.  A shareholder who was a Beneficial Owner of 4.9% or more of the outstanding Common Stock as of October 23, 2009, will not trigger the Rights so long as such shareholder does not (i) become the Beneficial Owner of additional shares of Common Stock representing 0.2% or more of the shares of Common Stock then outstanding or (ii) become the Beneficial Owner of less than 4.9% ownership of the outstanding Common Stock and then reacquire shares that would result in such shareholder becoming the Beneficial Owner of 4.9% or more of the outstanding Common Stock.  The Board may, in its sole discretion, exempt any person or group for purposes of the Plan if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests.

The Rights.  From the record date of November 2, 2009, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, as applicable.  New Rights will also accompany any new shares of Common Stock,

Series A Preferred Stock or Series B Preferred Stock that are issued after November 2, 2009, until the Distribution Date or earlier expiration of the Rights.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series C Junior Participating Preferred Stock, no par value, of the Company (“Series C Preferred Stock”) for $30.00, subject to adjustment (the “Exercise Price”), once the Rights become exercisable.  This portion of a share of Series C Preferred Stock will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock (subject to certain exceptions described in the Plan with respect to Rights that immediately prior to the Distribution Date were evidenced by a certificate that also evidenced Series B Preferred Stock).  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership, from October 23, 2009 onwards, of 4.9% or more of the Company outstanding Common Stock (or if already the “Beneficial Owner” (as such term is defined in the Tax Benefit Preservation Plan) of at least 4.9% of the Company outstanding Common Stock, by acquiring beneficial ownership of additional shares of Common Stock representing 0.2% or more of the shares of Common Stock then outstanding), unless exempted by the Board.  The date on which the Rights become exercisable is referred to as the “Distribution Date.”  Until that date or earlier expiration of the Rights, the Common Stock certificates, Series A Preferred Stock certificates and Series B Preferred Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock or Series A Preferred Stock or Series B Preferred Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Common Stock, Series A Preferred Stock and Series B Preferred Stock, and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or an affiliate or an associate of any Acquiring Person may, for payment of the Exercise Price, purchase shares of Common Stock with a market value of twice the Exercise Price, based on the market price of the Common Stock as of the acquisition that resulted in such person or group becoming an Acquiring Person (subject to certain exceptions described in the Plan with respect to Rights that immediately prior to the Distribution Date were evidenced by a certificate that also evidenced Series B Preferred Stock).

Exchange. After a person or group becomes an Acquiring Person, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person or an affiliate or an associate of any Acquiring Person (subject to certain exceptions described in the Plan with respect to Rights that immediately prior to the Distribution Date were evidenced by a certificate that also evidenced Series B Preferred Stock).

Series C Preferred Stock Provisions. Each one one-hundredth of a share of Series C Preferred Stock, if issued:

•      will not be redeemable.

•      will entitle holders to dividends equal to the dividends, if any, paid on one share of Common Stock.

•      will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of Common Stock, whichever is greater.

•      will have the same voting power as one share of Common Stock (subject to certain exceptions described in the Plan with respect to Rights that immediately prior to the Distribution Date were evidenced by a certificate that also evidenced Series B Preferred Stock).

•      will entitle holders to a per share payment equal to the payment made on one share of Common Stock, if shares of Common Stock are exchanged via merger, consolidation or similar transaction.

The value of one one-hundredth interest in a share of Series C Preferred Stock is expected to approximate the value of one share of Common Stock.

Expiration. The Rights will expire on the earliest of (i) October 23, 2012, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the repeal of Section 382 or any successor statute, or any other change, if the Board determines that this Plan is no longer necessary for the preservation of tax benefits, (v) October 25, 2010 if approval of the Plan by the Company’s shareholders has not been obtained prior to such date, or (vi) a determination by the Board, prior to the time any person or group becomes an Acquiring Person, that the Plan and the Rights are no longer necessary for the preservation or existence of income tax benefits or are no longer in the best interests of the Company and its shareholders.

Redemption. The Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right.  The redemption price will be adjusted if the Company has a stock split or stock dividends of Common Stock.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of shares of Series C Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series C Preferred Stock or Common Stock.

Amendments. The terms of the Plan may be amended by the Board without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person and does not become an exempt person prior to the Distribution Date, the Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

The description of the Plan set forth above is a summary and does not purport to be a complete description of all of the terms of the Plan, and is qualified in its entirety by reference to the Plan attached hereto as Exhibit 4.4 and the Articles of Amendment of Series C Preferred Stock attached hereto as Exhibit 3.3.

Item 5.03.      Amendments to Articles of Incorporation; Change in Fiscal Year

In connection with the Investments, the Company filed Articles of Amendment with the Oregon Secretary of State for the purpose of amending its Restated Articles of Incorporation to establish the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock and the Series B Preferred Stock.  In connection with the Tax Benefit Preservation Plan, the Company filed Articles of Amendment with the Oregon Secretary of State for the purpose of amending its Restated Articles of Incorporation to establish the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock. The Articles of Amendment became effective with the Oregon Secretary of State on October 23, 2009 with respect to the Series A Preferred Stock and Series B Preferred Stock and on October 26, 2009 with respect to the Series C Preferred Stock.  This description is qualified in its entirety by reference to the copies of the respective Articles of Amendment, which are attached hereto as Exhibits 3.1, 3.2, and 3.3 and are incorporated herein by reference.

Additional Information

In connection with certain matters related to the Investments, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to the Shareholder Approvals.  The Company will mail the definitive proxy statement, when available, to its shareholders. Investors and security holders are urged to read the proxy statement with regards to certain matters related to the private placement when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company’s website at www.wcb.com.

The Company and its directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of certain matters relating to the private placement. You can find information about the Company’s executive officers and directors in the Company’s annual proxy statement filed with the SEC on March 18, 2009. You can obtain a free copy of this document from the Company’s website at www.wcb.com. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the matters related to the private placement when it becomes available.

Forward-looking Statements

This document (including exhibits filed herewith) may contain statements regarding future events, performance or results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  Actual results could be quite different from those expressed or implied by the forward-looking statements.  Do not unduly rely on forward-looking statements.  They give the Company’s expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.  A number of factors could cause results to differ significantly from the Company’s expectations, including, among others, any failure to obtain the shareholder approvals to be sought by the Company with respect to the capital raise and any resulting inability to complete the capital raise in the manner intended, and factors identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, including under the headings “Forward Looking Statement Disclosure” and “Risk Factors.”

Item 9.01.      Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Articles of Amendment of Mandatorily Convertible Cumulative Participating Preferred Stock, Series A of West Coast Bancorp
3.2	Articles of Amendment of Mandatorily Convertible Cumulative Participating Preferred Stock, Series B of West Coast Bancorp
3.3	Articles of Amendment of Series C Junior Participating Preferred Stock
4.1	Form of Class B Warrant
4.2	Form of Class C Warrant
4.3	Form of Class D Warrant
4.4	Tax Benefit Preservation Plan, dated as of October 23, 2009, between West Coast Bancorp and Wells Fargo Bank, National Association
10.1	Form of Investment Agreement, dated as of October 23, 2009, by and between West Coast Bancorp and the investors party thereto *
10.2	Order to Cease and Desist issued by the FDIC and Oregon Division of Finance and Corporate Securities to West Coast Bank on October 22, 2009
10.3	Stipulation and Consent to the Issuance of an Order to Cease and Desist among West Coast Bank and the FDIC and Oregon Division of Finance and Corporate Securities entered into on October 15, 2009

*   Schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST BANCORP
Date: October 28, 2009	By:	/s/ Richard R. Rasmussen
	Name:	Richard R. Rasmussen
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment of Mandatorily Convertible Cumulative Participating Preferred Stock, Series A of West Coast Bancorp
3.2	Articles of Amendment of Mandatorily Convertible Cumulative Participating Preferred Stock, Series B of West Coast Bancorp
3.3	Articles of Amendment of Series C Junior Participating Preferred Stock
4.1	Form of Class B Warrant
4.2	Form of Class C Warrant
4.3	Form of Class D Warrant
4.4	Tax Benefit Preservation Plan, dated as of October 23, 2009, between West Coast Bancorp and Wells Fargo Bank, National Association
10.1	Form of Investment Agreement, dated as of October 23, 2009 by and between West Coast Bancorp and the investors party thereto *
10.2	Order to Cease and Desist issued by the FDIC and Oregon Division of Finance and Corporate Securities to West Coast Bank on October 22, 2009
10.3	Stipulation and Consent to the Issuance of an Order to Cease and Desist among West Coast Bank and the FDIC and Oregon Division of Finance and Corporate Securities entered into on October 15, 2009

*   Schedules and attachments have been omitted but will be provided to the Commission upon request.